EXHIBIT 32
Certification of Chief Executive Officer and Principal Financial Officer
Certification of Periodic Financial Report
Daniel D. Leonard and Jeffrey O. Butcher hereby certify as follows:
     1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Triad Financial Corporation.
     2. The Form 10-Q of Triad Financial Corporation for the Quarter Ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Triad Financial Corporation.

Dated: November 10, 2008	/s/ Daniel D. Leonard
Daniel D. Leonard
President & Chief Executive Officer

Dated: November 10, 2008	/s/ Jeffrey O. Butcher
Jeffrey O. Butcher
Vice President and Chief Financial Officer